       10.15.001













                           AGREEMENT FOR REINSURANCE

                                     Among

                        INVESTORS INSURANCE CORPORATION

                             Wilmington, Delaware;

                                      and

                      NEW ERA LIFE INSURANCE COMPANY and
                 NEW ERA LIFE INSURANCE COMPANY OF THE MIDWEST

                                Houston, Texas
































       10.15.002

                              AGREEMENT FOR REINSURANCE


      THIS AGREEMENT FOR REINSURANCE ("Agreement"), dated as of January __, 1996, is entered into by and among INVESTORS INSURANCE CORPORATION, a Delaware stock life insurance company (the "Company"), and NEW ERA LIFE INSURANCE COMPANY, a Texas stock life insurance company ("New Era") and NEW ERA LIFE INSURANCE COMPANY OF THE MIDWEST, an Indiana stock life insurance company ("New Era Midwest"), hereinafter collectively referred to as the "Reinsurer".

      WHEREAS, the Company is the issuer of certain individual deferred annuity Contracts (as defined herein) identified by policy form number and/or plan code at Schedule 1.13 hereto; and

      WHEREAS, the Company desires to sell, transfer and cede certain of its contractual obligations and risks under the Contracts to the Reinsurer, and the Reinsurer desires to purchase, acquire, assume and reinsure such contractual obligations and risks pursuant to the terms of, first, a Coinsurance Reinsurance Agreement between the Company and New Era in the form shown at Schedule 1.8 hereto, and ultimately, the Assumption Reinsurance Agreement shown at Schedule 1.2 hereto; and

      WHEREAS, the Company will undertake to provide certain support services with respect to the Contracts on behalf of the Reinsurer for a period of time following the closing under this Agreement and, thereafter New Era shall undertake and assume full responsibility for such support services pursuant to the terms of a certain Administrative Services Agreement between the Company and New Era in the form shown at Schedule 1.26 hereto;

      NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and in reliance upon the representations, warranties, conditions and covenants herein contained, and intending to be legally bound hereby, the Company and the Reinsurer do hereby agree as follows:

                            ARTICLE I:  Definitions

     Capitalized terms used in this Agreement, but not defined in this Article I, shall have the meaning given them in the other articles of this Agreement. The following capitalized words and terms shall have the following meanings when used in this Agreement:

       I.1   Assumed Contract.   Each Contract that has been reinsured and
assumed by the Reinsurer pursuant to the terms of the Assumption Agreement.

       I.2 Assumption Agreement. The Assumption Reinsurance Agreement to be entered into between the Company and the Reinsurer pursuant to the provisions of Section 2.1 of this Agreement, which shall be in the form shown at Schedule
1.2 hereto.







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 10.15.003
       I.3 Assumption Certificate. The certificate to be issued by the Reinsurer to the Contractholder of any Coinsured Contract that is reinsured by the Reinsurer under the Assumption Agreement, and which is substantially in the form provided in the Assumption Agreement.

       I.4 Assumption Effective Date. The date upon which the Coinsured Contracts are to be assumed by the Reinsurer under the Assumption Agreement. Such date, determined on a state-by-state basis, shall not be later than December 31, 2000, and shall be subject to the receipt by the Reinsurer of all Required Assumption Approvals and Required Assumption Consents in each such state.

       I.5 Books and Records. All original files and records in the possession or under the control of the Company related to the Contracts, including, but not limited to policy files, claims files and underwriting files, policy form files (including all files relating to the filing and approval of policy forms, applications and riders with insurance regulatory authorities); rate filings and actuarial data developed or utilized by the Company or on its behalf in support of premium rates charged under the Contracts; and premium tax records and reports for the Contracts covering any period prior to the Transition Date.

       I.6 Closing. The closing of the transactions contemplated in Article II of this Agreement, including the transfer of the Settlement Amount which shall take place at the offices of the Company, 7200 West Camino Real, Boca Raton, Florida 33433, unless the parties agree to close by facsimile transmission and wire transfer.

       I.7 Closing Date. The date upon which the Closing shall take place, which shall be (a) January 30, 1996; or (b) the fifth business day following the receipt of the last of the Required Closing Date Approvals, or at such other date and time as the parties may mutually agree in writing.

       I.8 Coinsurance Agreement. The Coinsurance Reinsurance Agreement to be entered into between the Company and New Era pursuant to the provisions of
Section 2.1 of this Agreement, which shall be in the form shown at Schedule
1.8 hereto.

       I.9 Coinsurance Effective Date. The date upon which the coinsurance of the Contracts by New Era under the terms of the Coinsurance Agreement shall be effective, which shall be 11:59 p.m. Central time, on December 31, 1995.

       I.10 Coinsured Contract. Each Contract reinsured by New Era under the Coinsurance Agreement; provided, however, that New Era shall not reinsure any Contract that is the subject matter of pending litigation or an attorney demand letter threatening litigation against the Company as of the Transition Date. New Era agrees to reinsure under the Coinsurance Agreement any Contract that is the subject matter of pending litigation or any attorney demand letter threatening litigation against the Company on the Transition Date that has been successfully settled or concluded by the Company after the Transition Date and which remains in force; provided, however, that the Company shall use its best efforts to compromise or settle all disputes involving





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                                    Page 2
       10.15.004
Contracts that are the subject matter of pending litigation or any attorney demand letter threatening litigation against the Company on the Transition Date in such a way that such Contracts will not remain in force upon the conclusion or settlement of such disputes.

       I.11 Company Service Period. The period of time from the Coinsurance Effective Date until the Transition Date, during which the Company shall be required to provide Support Services in connection with the Contracts under the terms of the Services Agreement

       I.12 Contractholder. Any individual or entity which is the owner of a Contract or which has the right to terminate or lapse the Contract, effect changes of beneficiary, coverage limits, add or terminate persons covered under such Contract or direct any other policy changes in such Contract.

       I.13 Contracts. All of those individual deferred annuity contracts issued by the Company that are (i) identified by policy form number and/or plan code at Schedule 1.13 hereto, and (ii) which are in force and effect as of the Coinsurance Effective Date.

       I.14 Excluded Liabilities. Any claims or liability under, in connection with or with respect to the Contracts (a) subject to Section 4.6 of the Coinsurance Agreement, for Taxes (as defined in the Coinsurance Agreement) payable with respect to premiums earned or received on Contracts in force in all periods prior to the Assumption Effective Date; (b) for "bad faith", punitive, exemplary or other extra-contractual damages that are based upon, relate to or arise out of any act, error or omission of the Company or any of its officers, directors, agents or employees, whether intentional or otherwise, which occurred prior to the Transition Date; or (c) subject to
Section 4.7 of the Coinsurance Agreement; arising from participation in any guaranty fund, insolvency fund, plan, pool, association or other similar organization and which is based on premiums earned or received on Contracts in force in any period prior to the Assumption Effective Date.

       I.15 Novation. The substitution of the Reinsurer for the Company under an Assumed Contract with the result that the Reinsurer becomes directly liable to the Contractholder of the Assumed Contract and the Company's liability to the Contractholder under the Assumed Contract is extinguished.

       I.16 Producer. Any agent, broker, representative, or subagent of any person (i) having a Producer Agreement with the Company and (ii) being entitled to receive any Producer Payments from the Company for the solicitation, sale, marketing, production or servicing of any of the Contracts.

       I.17 Producer Agreement. Any written agreement, contract, understanding or arrangement between the Company and any Producer, including any assignments of compensation thereunder, and relating to the solicitation, sale, marketing, production or servicing of any of the Contracts.








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                                    Page 3
       10.15.005
       I.18 Producer Payments. Any expense allowance, commission, override commission, service fee or other compensation payable by the Company to a Producer pursuant to a Producer Agreement.

       I.19 Reinsurance Agreements. Collectively, the Assumption Agreement and the Coinsurance Agreement.

       I.20 Reinsurance Allowance. An amount calculated upon the average Statutory Reserves and Liabilities established by the Reinsurer under the Reinsurance Agreements with respect of the Contracts for any period on and after the Coinsurance Effective Date. During years 1996 through 2000, the Reinsurance Allowance shall be in an amount equal to one percent (1.0%) of the average Statutory Reserves and Liabilities established by the Reinsurer with respect of the Contracts ("Negative Reinsurance Allowance"), and shall be calculated and paid by the Company to the Reinsurer on a quarterly basis in accordance with the provisions of Section 2.6. During years 2001 through 2005, the Reinsurance Allowance shall be in an amount equal to two percent (2.0%) of the average Statutory Reserves and Liabilities established by the Reinsurer with respect of the Contracts ("Positive Reinsurance Allowance"), and shall be calculated and paid by the Reinsurer to the Company on a quarterly basis in accordance with the provisions of Section 2.6.

       I.21 Required Assumption Approvals. The approvals of any insurance regulatory authorities that may be required in connection with the reinsurance of any of the Coinsured Contracts by the Reinsurer on an assumption reinsurance basis pursuant to the terms and provisions of the Assumption Agreement, including the approval of the Assumption Certificates to be issued by the Reinsurer to the Contractholders of any Assumed Contracts.

       I.22 Required Assumption Consents. Any consent of any Contractholder to the assumption of a Coinsured Contract by the Reinsurer on an assumption reinsurance basis that may be required under applicable insurance laws or regulations in any jurisdiction where the Coinsured Contracts were issued or, as applicable, where such Contractholders reside.

       I.23 Required Closing Date Approvals. The approval of any insurance regulatory authorities that may be required for the reinsurance of the Contracts by New Era pursuant to the terms and provisions of the Coinsurance Agreement.

       I.24 Service Fees. Amounts payable by the Reinsurer to the Company for Support Services under the terms of the Services Agreement.

       I.25 Service Notice. The notice to be sent by New Era to the Contractholders of the Coinsured Contracts in the form provided in the Services Agreement

       I.26 Services Agreement. The Administrative Services Agreement between the Company and New Era shown at Schedule 1.26 hereto.

       I.27 Settlement Amount. The amount of the payment to be made by the Company to





                           Agreement for Reinsurance
       10.15.006
New Era at Closing pursuant to the terms of the Coinsurance Agreement.

       I.28 Statutory Reserves and Liabilities. The sum of all of the reserves and claims liabilities required to be maintained by the Company for the Contracts calculated consistent with (i) the reserve requirements, statutory accounting rules and actuarial principles applicable to the Company under the law of each state in which the Contracts were issued or delivered including, without limitation, the minimum valuation and non-forfeiture laws and regulations of such states, and (ii) otherwise in accordance with the methodologies used by the Company to calculate the reserves and claims liabilities for the Contracts for purposes of the Company's year-end 1994 financial statement and quarterly financial statement for the most recent quarterly period ended September 30, 1995.

       I.29 Support Services. The services to be provided in connection with the Coinsured Contracts under the Services Agreement.

       I.30 Transition Date. The date upon which New Era shall undertake to perform all Support Services in connection with the Contracts under the terms and provisions of the Services Agreement.


                          ARTICLE II:    Reinsurance

      II.1 Reinsurance of Transferred Contracts. Subject to the terms and conditions of this Agreement, on or before the Closing Date, the Company and the Reinsurer shall enter into the Reinsurance Agreements. At the Closing, New Era shall reinsure the Contracts pursuant to the Coinsurance Agreement, effective as of the Coinsurance Effective Date, and the Company, in consideration of New Era's reinsurance of the Contracts, shall pay the Settlement Amount to the Reinsurer.

      II.2 Entry into Services Agreement. Subject to the terms and conditions of this Agreement, on or before the Closing Date, the Company and New Era shall enter into the Services Agreement.

      II.3 Transfer of Books and Records. On the Transition Date, the Company shall transfer the Books and Records relating to the Contracts to the Reinsurer.

      II.4 Regulatory Approvals. The Company shall be responsible for obtaining all Required Closing Date Approvals of the Delaware Insurance Department and any other states, as applicable, on or before the Closing Date. The Reinsurer shall be responsible for obtaining all other Required Closing Date Approvals and, on and after the Closing Date, all Required Assumption Approvals and Required Assumption Consents.

      II.5 Assignment of Producer Agreements. On the Closing Date, the Company shall assign, transfer, set over and convey to the Reinsurer all of the Company's rights, liabilities and







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 10.15.007
obligations with respect to the Contracts under the Producer Agreements (excluding, however, any such rights, liabilities or obligations that relate to any period prior to the Coinsurance Effective Date), and the Reinsurer shall undertake and agree to assume and perform, effective as of the Coinsurance Effective Date, the obligations of the Company to pay any Producer Payments due such Producers from the Company pursuant to any Producer Agreement with respect to premiums collected and received by the Reinsurer or for Reinsurer's account under the Contracts for any periods on and after the Coinsurance Effective Date; provided, however, that from the Closing Date to the Transition Date, the Company will continue to pay Producer Payments to Producers on behalf of and for the account of the Reinsurer, and shall not be required to provide the Reinsurer with a listing of Producers until the Transition Date, unless otherwise agreed to between the parties. If required by law or regulatory authorities, the Company shall cooperate with the Reinsurer to cause the appointment of Producers as agents of the Reinsurer for the purpose of paying such Producer Payments. Any liability for compensation to Producers not set forth in the Producer Agreements furnished by the Company to the Reinsurer shall remain the obligation of the Company, and the Reinsurer shall be indemnified and held harmless by the Company for any compensation to Producers in excess of that set forth in the Producer Agreements.

      II.6 Calculation and Payment of Reinsurance Allowance. Within forty-five (45) days after the end of each calendar quarter beginning with the first quarter of 1996, the Reinsurer shall calculate the average Statutory Reserves and Liabilities established with respect of the Contracts reinsured under the Reinsurance Agreements during the calendar quarter then ended, using accounting and actuarial methods, practices and assumptions consistent with the Company's calculation of the Statutory Reserves and Liabilities with respect of the Contracts as provided in this Agreement, and the Reinsurance Allowance based upon such Statutory Reserves and Liabilities. For each quarter falling in years 1996 through 2000, the Company shall pay the Reinsurer, within five (5) days of receipt of the Reinsurer's calculations, one-fourth (25.0%) of the Negative Reinsurance Allowance calculated by the Reinsurer for such quarter, which may be credited toward and offset by the Company against any Service Fees due the Company from the Reinsurer during such quarter under the terms of the Services Agreement. For each quarter falling in years 2001 through 2005, the Reinsurer shall pay the Company, within forty-five (45) days after the end of each calendar quarter during such years, one-fourth (25.0%) of the Positive Reinsurance Allowance, which may be credited toward and offset by the Reinsurer against any amounts due the Reinsurer from the Company under the terms of the Reinsurance Agreements. If the Company disputes the Reinsurer's calculations of the average Statutory Reserves and Liabilities or the Reinsurance Allowance for any quarter, the calculation shall be referred to an independent actuary who is a fellow in the Society of Actuaries mutually agreed upon by the parties, whose calculations of the average Statutory Reserves and Liabilities and Reinsurance Allowance for such quarter shall be binding upon the parties. Any payment required to be made hereunder based upon the calculations of an independent actuary shall bear interest at the rate of seven percent (7.0%) per annum from the date such payment was originally due under the provisions of this Section 2.6 until paid. Any fees or expenses charged by the independent actuary for making and furnishing such calculations shall be shared equally by the Company and the Reinsurer.




                           Agreement for Reinsurance
       10.15.008
             ARTICLE III:  Company Representations and Warranties

     The Company hereby represents and warrants to the Reinsurer as follows:

     III.1 Company's Corporate Existence and Authority. The Company is a stock life insurance company organized, existing and in good standing under the laws of the State of Delaware, and the execution, delivery and performance of this Agreement, the Reinsurance Agreements and the Services Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered to the Reinsurer by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms. To the best of the Company's knowledge, the execution, delivery and performance by the Company of this Agreement does not and will not:

             III.1.1 Conflict with or result in any breach or violation of or any default under (or give rise to any right of termination, cancellation or acceleration under) the bylaws or certificate of incorporation of the Company or any note, bond, mortgage, indenture, lease, license, permit, agreement or other instrument or obligation to which the Company is a party or by which the Company is or may be bound.

             III.1.2 Subject to obtaining any Required Closing Date Approvals, violate any law, order, rule, or regulation applicable to the Company.

     III.2 Sufficiency of Statutory Reserves and Liabilities. The Statutory Reserves and Liabilities shall be calculated by the Company (for purposes of the Settlement Amount payment to be made at Closing) in accordance with generally accepted actuarial principles and practices that are (i) consistent with those called for under the terms and provisions of the Contracts and (ii) meet the requirements of the insurance laws and regulations of each of the states in which the Contracts have been issued or delivered including, without limitation, the minimum valuation and non-forfeiture laws and regulations of such states.

     III.3 Contract Forms. Each policy, amendment, rider and form used in connection with the Contracts has been properly approved or deemed approved by appropriate insurance regulatory authorities, and any of these items issued to Contractholders have been validly issued on approved forms in compliance, in all material respects, with applicable state insurance laws and regulations, and the Company has provided or has agreed to provide the Reinsurer with true, correct and complete specimen copies of all forms representing the Contracts.

     III.4 Accuracy of Books and Records. To the best of the Company's knowledge, information and belief, all of the Books and Records of the Company relating to the Contracts and which will be transferred by the Company to the Reinsurer pursuant to the terms and provisions of this Agreement are current, complete and accurate in all material respects.

     III.5 Premium Taxes. Subject to Sections 4.6 and 4.7 of the Coinsurance Agreement,





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                                    Page 7
       10.15.009
the Company has paid, or will cause to be paid, all premium taxes and guaranty fund assessments due with respect to the Contracts for all periods prior to the Assumption Effective Date.

     III.6 Reinsurance Coverage. There are no contracts, agreements or treaties of reinsurance between the Company and any other person which cover any risks associated with the Contracts.

     III.7 Validity of Producer Agreements. All obligations of the Company to make any Producer Payments to Producers in connection with the Contracts are set forth in written Producer Agreements, true, correct and complete copies of which have been furnished by the Company to the Reinsurer, and the Company is not liable for any compensation to any Producers with respect to the Contracts except to the extent set forth in the Producer Agreements.

     III.8 Compliance with Law. The Company has, to the best of its knowledge, information and belief, conducted its business, including, without limitation, the sale, issuance and administration of the Contracts, in compliance with all applicable laws (including, without limitation, insurance laws and federal and state laws), statutes, ordinances, rules, governmental regulations, writs, injunctions, judgments, decrees or orders of any governmental instrumentality or court.

     III.9 Litigation Against Company. Except as disclosed on Schedule 3.9 hereto, there are no actions, suits, investigations or proceedings pending or (to the best knowledge of the Company) threatened against the Company at law or in equity, in, before, or by any person (i) that involve any of the Contracts or (ii) that individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or the transactions contemplated hereby.

     III.10 Company's Brokers. Except as set forth on Schedule 3.10 hereto, all negotiations relating to this Agreement and the transactions contemplated hereby by or on behalf of Company have been carried out by the Company directly with the Reinsurer, without the intervention of any person acting on behalf of the Company in such a manner as to give rise to any valid claim by any other person against the Reinsurer for payment of a finder's fee, brokerage commission or similar payment.

     III.11 Company Disclosure. To the best of the Company's knowledge, information and belief, no warranty or representation by the Company in this Agreement nor in any writing furnished or to be furnished by the Company to the Reinsurer pursuant hereto or in connection herewith contains or will contain any untrue statement of a material fact or omits, or will fail to state, any material fact necessary to make the statements contained herein or therein not misleading.











                           Agreement for Reinsurance
       10.15.010
             ARTICLE IV:  Reinsurer Representations and Warranties

     The Reinsurer represents and warrants to the Company as follows:

      IV.1 Reinsurer's Corporate Existence and Authority. New Era is a stock life insurance company duly organized, validly existing and in good standing under the laws of the State of Texas and is duly qualified to transact life, accident and health insurance in each of the jurisdictions listed on Schedule 4.1 hereto. New Era Midwest is a stock life insurance company duly organized, validly existing and in good standing under the laws of the State of Indiana and is duly qualified to transact life, accident and health insurance in each of the jurisdictions listed on Schedule 4.1 hereto. The execution, delivery and performance of this Agreement, the Reinsurance Agreements and the Services Agreement by the Reinsurer have been duly authorized by all necessary corporate action on the part of the Reinsurer. This Agreement has been duly and validly executed and delivered to the Company by the Reinsurer and constitutes the valid and legally binding obligation of the Reinsurer, enforceable in accordance with its terms. The execution, delivery and performance by the Reinsurer of this Agreement does not and will not:

             IV.1.1 Conflict with or result in any breach or violation of or any default under (or give rise to any right of termination, cancellation or acceleration) the bylaws or certificate of incorporation of the Reinsurer or any note, bond, mortgage, indenture, lease, license, permit, agreement or other instrument or obligation to which the Reinsurer is a party or by which the Reinsurer is or may be bound.

             IV.1.2 Subject to obtaining any Required Closing Date Approvals, violate any law, order, rule, or regulation applicable to the Reinsurer.

      IV.2 Litigation Against Reinsurer. There are no actions, suits, investigations or proceedings pending or (to the best knowledge of the Reinsurer) threatened against the Reinsurer at law or in equity, in, before, or by any person, that individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or the transactions contemplated hereby.

      IV.3 Reinsurer's Brokers. Except as set forth at Schedule 4.3 hereto, all negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by the Reinsurer directly with the Company, without the intervention of any person on behalf of the Reinsurer in such manner as to give rise to any valid claim by any other person against the Company for a finder's fee, brokerage commission or similar payment.

      IV.4 Reinsurer Disclosure. No warranty or representation by the Reinsurer in this Agreement or in any writing furnished or to be furnished to the Company by the Reinsurer pursuant hereto or in connection herewith contains or will contain any untrue statement of a material fact or omits or will fail to state any material fact necessary to make the statements herein or therein not






                           Agreement for Reinsurance
       10.15.011
misleading.


                     ARTICLE V:  Covenants of the Parties

       The Company and the Reinsurer hereby covenant and agree  as follows:

       V.1   Maintenance of Business by the Company.   From the date of this
Agreement until the Closing Date, the Company shall (a) carry on its business in the ordinary course and consistent with past practice, using reasonable efforts, equivalent in all material respects to those business methods and practices historically followed by the Company, to maintain its relationships with those customers, Contractholders, Producers and others with whom it has business relationships with respect to the Contracts; (b) preserve intact the Company's present business organization, reputation and Contractholder relations; (c) maintain all licenses, qualifications and authorizations of the Company to do business in each jurisdiction in which it is presently licensed, qualified or authorized; and (d) use reasonable efforts, equivalent in all material respects to those business methods and practices historically followed by the Company, to service and conserve the Contracts and maintain them in full force and effect.

       V.2 No Change in Reserving Contracts, Methods or Assumptions. Except as provided in the subsections to this Section 5.2, prior to the Closing Date, the Company (i) shall make no material change in its underwriting, rewriting or reserving policies, practices or procedures applicable to the Contracts, and (ii) will not issue any new policies on any of the forms of the Contracts listed at Schedule 1.13 hereto.

             V.2.1 In providing Support Services in connection with the Contracts during the Company Service Period under the terms of the Services Agreement, the Company shall be permitted to process and allow reinstatements, renewals, the exercise of purchase options under, or the exercise of contractual conversion rights under, the Contracts if and to the extent required by the provisions of the Contracts (collectively, the "Permitted Transactions"). If a Permitted Transaction is, under the terms of a Contract, conditioned upon evidence of insurability, Company will (i) require such evidence of insurability and (ii) secure the Reinsurer's prior written approval of the Permitted Transaction before processing such Permitted Transaction.

             V.2.2 Except for Permitted Transactions under Section 5.2.1, the Reinsurer shall neither reinsure nor assume any new policies issued by the Company after the Closing Date unless it shall expressly agree to do so in writing.

       V.3 Reinsurance Coverage. From and after the Closing Date, the Company covenants and agrees that it will not, except for the reinsurance contemplated by this Agreement, enter into any contracts, agreements or treaties of reinsurance with any other person which cover or purport to cover any risks associated with the Coinsured Contracts.

       V.4 Continued Access to Books and Records Retained by the Company. In addition to the Books and Records transferred to the Reinsurer pursuant to



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                                    Page 10
       10.15.012
the provisions of Section 2.3 of this Agreement, the Company shall retain historical Books and Records relating to the Contracts in accordance with Company's generally applicable records retention policies, as in effect at the date hereof, including, without limitation, advertising materials, complaint files, loss ratio data, closed claims files, and other records relating to the Coinsured Contracts or representing compilations of data with respect thereto ("Retained Books and Records"). On and after the Closing Date, the Company shall provide the Reinsurer with access to all non-privileged information in the possession or control of the Company which pertains to, and which the Reinsurer reasonably requests in connection with, any claim, loss or obligation arising out of any of the Coinsured Contracts. Such access shall be provided by the Company during normal business hours of the Company as reasonably requested by the Reinsurer or its employees, accountants, actuaries, attorneys and other agents for any reasonable purpose including, without limitation, the preparation or examination of tax returns and financial statements, the review of payment and claims procedures, the adequacy of established reserves, the compliance by the Company with any obligations it has under this Agreement, the Reinsurance Agreements or the Services Agreement, and the conduct of any litigation or regulatory dispute resolution, whether pending or threatened, concerning the sale of Contracts, or the servicing of the Contracts by the Company prior to the Transition Date.

       V.5 Notice of Actions Received by the Company. On and after the Closing Date, the Company shall promptly provide the Reinsurer with notice of any demand letters, summonses, complaints, petitions, notices of litigation and complaints, notices and inquiries or other correspondence from insurance regulatory authorities received by the Company with respect to any of the Contracts and which pertain to any obligations of the Reinsurer to indemnify the Company or hold it harmless under this Agreement, the Reinsurance Agreements or the Services Agreement.

       V.6 Continued Access to Books and Records Transferred to the Reinsurer. On and after the Transition Date and continuing to the applicable Assumption Effective Date, the Reinsurer agrees to provide the Company with access to all information in the possession or control of the Reinsurer which the Company reasonably requests in connection with the Coinsured Contracts. Such access shall be provided by the Reinsurer during normal business hours of the Reinsurer as may reasonably be requested by the Company or its employees, accountants, actuaries, attorneys or other agents for any reasonable purpose including, without limitation, the preparation or examination of tax returns and financial statements, the review of payment and claims procedures, the adequacy of established reserves, the compliance by the Reinsurer with any obligations it has under this Agreement, the Reinsurance Agreements or the Services Agreement, and the conduct of any litigation or regulatory dispute resolution, whether pending or threatened, concerning the sale of the Coinsured Contracts or the servicing of the Coinsured Contracts by the Reinsurer following the Transition Date.

       V.7 Notice of Actions Received by the Reinsurer. On and after the Closing Date, the Reinsurer shall promptly provide the Company with notice of any demand letters, summonses, complaints, petitions or notices of litigation received by the Reinsurer with respect to any of the Coinsured Contracts and which pertain to any obligations of the Company to indemnify the Reinsurer




                           Agreement for Reinsurance
       10.15.013
or hold it harmless under this Agreement, the Reinsurance Agreements or the Services Agreement.

       V.8   Unfair Practices.  The Company shall cooperate with the
Reinsurer in preserving and exercising all legal and contractual rights that may be available to the Company against any person who shall unlawfully "twist", rewrite, or solicit the lapse or termination of, any of the Coinsured Contracts, or who shall otherwise engage in any unfair or deceptive acts or practices in connection with the Coinsured Contracts, which acts or practices have caused or may result in injury to Reinsurer's commercial interests. Company shall have the right to approve any action proposed to be taken by, on behalf of, or in the name of, Company under this Section 5.8, which approval shall not be unreasonably withheld. Reinsurer shall indemnify, defend and hold Company harmless of, from and against any Losses (as defined at Article IX hereof) incurred by Company as a result of actions taken by or at request of Reinsurer under this Section 5.8.

       V.9 Regulatory Filings and Approvals. The parties will take all commercially reasonable steps necessary or desirable, and shall proceed diligently and in good faith, to obtain as promptly as practicable all approvals, authorizations and clearances of governmental and regulatory authorities required of the Company and the Reinsurer to consummate the transactions contemplated in this Agreement, the Reinsurance Agreements and the Services Agreement, including, without limitation, the Required Assumption Approvals and the Required Closing Date Approvals, and shall cooperate with each other and provide such information and communications to such governmental and regulatory authorities as the party responsible for obtaining such approvals may reasonably request.

       V.10 HSR Act Filings. If required by law, the Company and the Reinsurer shall, as promptly as practicable, file any Notification and Report Forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules of the Federal Trade Commission ("FTC") thereunder, with the FTC and the Antitrust Division of the U.S. Department of Justice (the "Antitrust Division") in connection with the transactions contemplated by this Agreement and the Reinsurance Agreements, and shall use their best efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation. Each of the Company and the Reinsurer will furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of necessary filings or submissions to any governmental or regulatory agency, including, without limitation, any filings necessary under the provisions of the HSR Act.

       V.11 Conduct Pending Closing. From the date of this Agreement to the Closing Date, (a) the Company shall use its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the Reinsurance Agreements and the Services Agreement, the representations and warranties of the Company contained in
Article III hereof shall continue to be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date; (b) the Reinsurer shall use its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement,


                           Agreement for Reinsurance
       10.15.014
the Reinsurance Agreements and the Services Agreement, the representations and warranties of the Reinsurer contained in Article IV hereof shall continue to be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date; (c) the Company shall notify the Reinsurer promptly of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a material violation or breach of this Agreement by the Company; and (d) the Reinsurer shall notify the Company promptly of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a material violation or breach of this Agreement by the Reinsurer.

       V.12 Further Assurances. Subject to the terms and conditions of this Agreement, the Company and the Reinsurer will use their best efforts to take, or cause to be taken, all actions or to do, or cause to be done, all things or execute any documents reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, the Reinsurance Agreements and the Services Agreement. On and after the Closing Date, the Company and the Reinsurer will take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof, the Reinsurance Agreements or the Services Agreement.

       V.13 Use by the Reinsurer of the Company's Name, Logo or Service Marks. Except as otherwise agreed upon in writing, the Reinsurer has not acquired by means of this Agreement, the Reinsurance Agreements or the Services Agreement or by any other means, the right to use the name, "Investors Insurance Corporation," or any of the Company's service marks, trademarks, designs or logos related to that name. The Reinsurer agrees that it will not use such name, service marks, trademarks, designs or logos unless the Company shall have agreed in writing to such use; provided, however, that the Reinsurer may utilize existing forms of the Contracts in processing Permitted Transactions under the Contracts after the Transition Date.

       V.14 Communications with Contractholders. All communications with Contractholders by either the Company or the Reinsurer in connection with the reinsurance of the Contracts by the Reinsurer under the Reinsurance Agreements, including without limitation the Assumption Certificates and the Service Notices, or the servicing of the Contracts under the Services Agreement, shall be in such form as shall be mutually agreed upon by the parties hereto prior to any release thereof, except for communications with Contractholders as required to service the Contracts in the ordinary course of business. The Company and the Reinsurer agree to cooperate fully and promptly regarding the preparation and distribution of any such communications to Contractholders.

       V.15 Expenses. Except as otherwise specifically provided in this Agreement, the parties hereto shall each bear their own respective expenses incurred in connection with the preparation, execution and performance of this Agreement, the Reinsurance Agreements and the Services Agreement, including without limitation all fees and expenses of counsel, actuaries and accountants.






                           Agreement for Reinsurance
       10.15.015


                      ARTICLE VI:  Conditions to Closing

      VI.1   Conditions to the Reinsurer's Obligations to Close.
The obligation of the Reinsurer to close the transactions contemplated under this Agreement shall be subject to the fulfillment of the following conditions, any one or more of which may be waived by the Reinsurer to the extent permitted by law:

             VI.1.1 Receipt of All Required Closing Date Approvals. All Required Closing Date Approvals shall have been received, and the Company shall have delivered to the Reinsurer a copy of any Required Closing Date Approval issued by the Delaware Insurance Department.

             VI.1.2 Truth of Representations and Warranties of Company. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and the Company shall have delivered to the Reinsurer a certificate, dated as of the Closing Date and executed by a duty authorized executive officer of the Company, to such effect.

             VI.1.3 Performance of Covenants and Obligations of Company. The Company shall have performed and complied with all agreements, covenants, obligations and conditions required by this Agreement to be so performed or complied with by the Company at or before the Closing, and the Company shall have delivered to the Reinsurer a certificate, dated as of the Closing Date and executed by a duly authorized executive officer of the Company, to such effect.

             VI.1.4 Receipt of the Settlement Amount. The Settlement Amount shall have been paid to the Reinsurer in the form and manner provided in the Coinsurance Agreement.

             VI.1.5 Execution and Delivery of Agreements. The Reinsurance Agreements and the Services Agreement shall have been executed by a duly authorized executive officer of the Company and delivered to the Reinsurer.

             VI.1.6 Delivery of Listing of Contracts. The Company shall have delivered to the Reinsurer a final listing of the Contracts to be reinsured by the Reinsurer under the Reinsurance Agreements.

      VI.2 Conditions to the Company's Obligations to Close. The obligation of the Company to close the transactions contemplated under this Agreement shall be subject to the fulfillment of the following conditions, any one or more of which may be waived by the Company to the extent permitted by law:

             VI.2.1 Receipt of All Required Closing Date Approvals. All required Closing Date Approvals shall have been obtained.

             VI.2.2 Truth of Representations and Warranties of Reinsurer. The representations and warranties of the Reinsurer contained in this Agreement shall be true and correct in all material



                           Agreement for Reinsurance
       10.15.016
respects on and as of the Closing Date, and the Reinsurer shall have delivered to the Company a certificate, dated as of the Closing Date and executed by a duly authorized executive officer of the Reinsurer, to such effect.

             VI.2.3 Performance of Covenants and Obligations of Reinsurer. The Reinsurer shall have performed and complied with all agreements, covenants, obligations and conditions required by this Agreement to be so performed or complied with by the Reinsurer at or before the Closing, and the Reinsurer shall have delivered to the Company a certificate, dated on the Closing Date and executed by a duly authorized executive officer of the Reinsurer, to such effect.

             VI.2.4 Execution and Delivery of Agreements. The Reinsurance Agreements and the Services Agreement shall have been executed by a duly authorized executive officer of the Reinsurer and delivered to Company.


           ARTICLE VII:  Survival of Representations and Warranties

       Except as otherwise expressly provided herein or therein, the representations and warranties made by the Company and the Reinsurer in this Agreement, the Reinsurance Agreements and the Services Agreement, or in any certificate delivered by the Company or the Reinsurer pursuant hereto or thereto, shall survive for a period of two years following the Closing Date.


                          ARTICLE VIII:  Arbitration

    VIII.1 Agreement to Arbitrate. All disputes between the Reinsurer and the Company arising under this Agreement, the Reinsurance Agreements and the Services Agreement on which an amicable understanding cannot be reached will be decided by arbitration between the parties at a location to be mutually agreed upon between the parties or as designated by the arbitrators if agreement as to a location cannot be reached by the parties. Notwithstanding any other provision of this Article VIII, if either the Reinsurer or the Company seeks, consents to, or acquiesces in the appointment of or otherwise becomes subject to any trustee, receiver, liquidator or conservator (including any state insurance regulatory agency or authority acting in such a capacity), the other party shall not be obligated to resolve any claim, dispute or cause of action under this Agreement by arbitration. Notwithstanding any other provision of this Article VIII, nothing contained in this Agreement shall require arbitration of any issue for which equitable or injunctive relief, including specific performance, is sought.

    VIII.2 Method. To initiate arbitration, either party shall notify the other in writing in the manner set forth in this Agreement for sending notices to the parties of its desire to arbitrate, stating the nature of the dispute and the remedy sought, and designating an arbitrator. The party to which the notice is sent shall respond thereto in writing within thirty (30) days of its receipt of such notice. In such response, the party shall also assert any claim, defense and other dispute it may have against the party initiating arbitration, and which arises out of or relates in any way to this





                           Agreement for Reinsurance
       10.15.017
Agreement, the Reinsurance Agreements or the Services Agreement, and designate its arbitrator. If the second party fails to respond within the time period set forth in this Section 8.2, or fails to designate its arbitrator in its response, the party initiating arbitration shall appoint a second arbitrator. The two arbitrators shall select a third arbitrator within thirty (30) days of the designation of the second arbitrator. If they are unable to agree upon the selection of the third arbitrator, they shall, within such period, each name three (3) individuals of whom the other shall decline two (2), and the decision of the third arbitrator shall be determined by drawing lots from the two remaining designees. All arbitrators shall be active or retired officers of life or health insurance companies and be disinterested in the outcome of the arbitration. The arbitrators shall have the power to determine all procedural rules for the conduct of the arbitration, including but not limited to the production and inspection of documents, the examination of witnesses and any other matter relating to the conduct of the arbitration. The arbitrators shall interpret this Agreement, the Reinsurance Agreements and the Services Agreement as an honorable engagement and not merely as legal obligations between the parties. They shall reach their decision from the standpoint of equity and the customs and practices of the insurance industry, and may abstain from following the strict rules of law. The costs of the arbitration (except legal fees of the parties) shall be split equally between the parties, unless the arbitrators shall otherwise require in their award. Each party shall pay its own legal fees in connection with the arbitration, unless the arbitrators award legal fees and expenses of the prevailing party as part of any award. Except as otherwise specifically provided herein, the arbitration shall be conducted in accordance with rules established by the
American Arbitration Association.   The decision, in writing, of the
arbitrators shall be rendered within forty-five (45) days after the conclusion of the arbitration hearing, and shall be final and binding upon both of the parties. Judgment may be entered upon the final decision of the arbitrators in any court having jurisdiction.


                         ARTICLE IX:  Indemnification

      IX.1 Indemnification Under Reinsurance Agreements. The parties agree to indemnify and defend each other and hold each other harmless against all claims, losses, liabilities, damages, deficiencies, diminution in value, costs and expenses, including interest, penalties, punitive or extracontractual damages, and reasonable attorneys fees and disbursements ("Loss" or "Losses") arising under or in relation to the Contracts as and to the extent provided under the Reinsurance Agreements.

      IX.2 Indemnification Under this Agreement. In addition to the indemnification provided at Section 9.1 of this Agreement:

             IX.2.1 The Company agrees to indemnify the Reinsurer and hold it harmless from and against Losses based upon or arising out of (i) Company's material breach of any representation, warranty, covenant or agreement under this Agreement, and (ii) any Excluded Liabilities.

          IX.2.2 The Reinsurer agrees to indemnify the Company and hold it harmless from




                           Agreement for Reinsurance
       10.15.018
and against Losses based upon or arising out of Reinsurer's material breach of any representation, warranty, covenant or agreement under this Agreement.

      IX.3 Notice of Claim. As soon as reasonably possible, but in no event subsequent to thirty (30) days after receipt by an indemnified party hereunder of written notice of any demand, claim or circumstances which, upon the lapse of time, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (a "Claim") that may result in a Loss, such indemnified party shall give notice thereof ("Claims Notice") to the indemnifying party. The Claims Notice shall describe the Claim in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by such indemnified
party.   The failure of the indemnified party to give the Claims Notice within in the time provided for herein shall not affect the indemnifying party's obligation under this Article IX except if, and then only to the extent that, such failure materially prejudices the indemnifying party or its ability to defend such Claim.

      IX.4 Opportunity to Defend. Within thirty (30) days of receipt of any Claims Notice given pursuant to Section 9.3, the indemnifying party shall notify the indemnified party in writing of the acceptance of or objection to the Claim and whether the indemnifying party will indemnify the indemnified party and defend the same at the expense of the indemnifying party with counsel selected by the indemnifying party (who shall be approved in writing by the indemnified party, such approval not to be unreasonably withheld); provided that the indemnified party shall at all times have the right to fully participate in the defense of the Claim at its own expense or, as provided hereinbelow, at the expense of the indemnifying party. Failure by the indemnifying party to object in writing with such thirty (30) day period shall be deemed to be acceptance of the Claim by the indemnifying party. In the event that the indemnifying party objects to a Claim within said thirty (30) days or does not object but fails to vigorously defend and appears to be unable or unwilling to meet its indemnification obligations hereunder, the indemnified party shall have the right, but not the obligation, to undertake the defense, and to compromise and/or settle (in the exercise of reasonable business judgment) the Claim, all at the risk and expense (including, without limitation, reasonable attorneys fees and expenses) of the indemnifying party. Except as provided in the preceding sentence, the indemnified party shall not compromise and/or settle any Claim without the prior written consent of the indemnifying party. If the Claim is one that cannot by its nature be defended solely by the indemnifying party, the indemnified party shall make available all information and assistance that the indemnifying party may reasonably request, provided that any associated expense shall be paid by the indemnifying party.

      IX.5 Limitation on Indemnification. Neither party shall be entitled to indemnification unless the party seeking indemnification makes claim therefor pursuant to the procedures set forth in Section 9.3 of this Agreement.


                            ARTICLE X:  Termination

       X.1 Termination. This Agreement may be terminated as provided in this Section 10.1.


                           Agreement for Reinsurance
       10.15.019

             X.1.1 This Agreement may be terminated at any time before the Closing, by mutual written agreement of the Company and the Reinsurer.

             X.1.2 Reinsurer may terminate this Agreement at any time prior to closing for material breach by Company of any of the terms or conditions of this Agreement or for failure of any condition to closing, the satisfaction of which is solely within Company's control.

             X.1.3 Company may terminate this Agreement at any time prior to closing for material breach by Reinsurer of any of the terms or conditions of this Agreement or for failure of any condition to closing, the satisfaction of which is solely within Reinsurer's control.

             X.1.4 Either Company or Reinsurer may terminate this Agreement at any time prior to closing for failure of any condition to closing, the satisfaction of which is not within either Company or Reinsurer's control, or otherwise chargeable to any act or omission to act on the part of either party.

             X.1.5 Either Company or Reinsurer may terminate this Agreement if closing hereunder has not occurred by January 31, 1996.

       X.2 Effect of Termination. If this Agreement is terminated pursuant to Sections 10.1.1, 10.1.4 or 10.1.5, this Agreement will forthwith become null and void, and there will be no liability on the part of the Company or
the Reinsurer to the other hereunder.   In the event of termination under
Sections 10.1.2 or 10.1.3, the parties shall be deemed to have reserved all of their respective rights and remedies hereunder and at law or in equity.


                     ARTICLE XI:  Miscellaneous Provisions

      XI.1 Notice. Any and all notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when (i) mailed by United States overnight express mail,
(ii) sent by facsimile or telecopy machine, followed by confirmation mailed by overnight express mail, or (iii) delivered in person to the parties at the following addresses:


          If to the Company, to:

               Investors Insurance Corporation
               7200 West Camino Real
               Boca Raton, Florida 33433
               Attention: Melvin C. Parker, President
               FAX No.: (407) 391-0316









                           Agreement for Reinsurance
       10.15.020
          With a copy to (which shall not constitute notice):

               Palmarella & Sweeney, P.C.
               100 Matsonford Road
               Suite 310, Building 2
               Radnor, Pennsylvania 19087
               Attention:  Ernie Palmarella, Esquire
               FAX No.:  (610)  687-8830

          If to the Reinsurer, to:

               New Era Life Insurance Company
               200 West Lake Park Boulevard
               P.O. Box 4884
               Houston, Texas  77210-4884
               Attention: Bill S. Chen, FSA, Ph.D., President & CEO FAX No.: (713) 368-7286

          With a copy to (which shall not constitute notice):

               Winstead Sechrest & Minick, P.C.
               910 Travis Street Suite 1700
               Houston, Texas 77002-5895
               Attention:  David D. Knoll, Esquire
               FAX No.:  (713)  951-3800

Either party may change the names on addresses where notice is to be given by providing notice to the other party of such change in accordance with this
Section 11.1.

      XI.2 Entire Agreement. This Agreement, including the Exhibits and Schedules thereto including without limitation the Reinsurance Agreements and the Services Agreement, constitutes the sole and entire agreement of and among the parties hereto with respect to the subject matter hereof, and supersedes all prior discussions and agreements among the parties with respect to the subject matter hereof, which are merged with and into this Agreement.

      XI.3 Assignment. This Agreement shall not be assigned by any of the parties hereto without the prior written approval of the other parties.

      XI.4 Waivers and Amendments. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. Such waiver must be in writing and must be executed by an executive officer of such party. A waiver on one occasion will not be deemed to be a waiver of the same or any other term or condition on a future occasion. This Agreement may be modified or amended only by a writing duly executed by an executive officer of the Company and the Reinsurer, respectively.










                           Agreement for Reinsurance
       10.15.021
      XI.5 No Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of the Company and the Reinsurer and their permitted successors and assigns, and it is not the intention of the parties to confer rights as a third-party beneficiary to this Agreement upon any other person.

      XI.6 Public Announcements. At all times at or before the Closing, the Company and the Reinsurer will each consult with the other before issuing or making any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby and will use good faith efforts to obtain the other party's approval of the form, content and timing of any public report, statement or release to be made solely on behalf of a party. If the Company and the Reinsurer are unable to agree upon or approve the form, content and timing of any such public report, statement or release and such report, statement or release is, in the opinion of legal counsel to the party, required by law or by legal disclosure obligations, then such party may make or issue the legally required report, statement or release.

      XI.7 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflicts of law doctrine.

      XI.8 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which will be deemed an original, but all of which shall constitute one and the same instrument.

      XI.9 Headings. The headings in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement.




























                           Agreement for Reinsurance
       10.15.022

      XI.10  Severability.   If any provision of this Agreement is held to be
illegal, invalid or unenforceable under any present or future law or if determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of the Company or the Reinsurer under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


INVESTORS INSURANCE CORPORATION





By:  Melvin C. Parker
Title:  President


NEW ERA LIFE
INSURANCE COMPANY




By:   Bill S. Chen, FSA, PhD.
Title:  President & CEO


NEW ERA LIFE INSURANCE
COMPANY OF THE MIDWEST


___________________________________
By:  Bill S. Chen, FSA, Ph.D.
Title: President & CEO

HO953460171
011696ddk4
9826-31









                           Agreement for Reinsurance
       10.15.023
                       TABLE OF CONTENTS

                                                             Page

ARTICLE I:  Definitions                                         1
     1.1    Assumed Contract                                    1
     1.2    Assumption Agreement                                2
     1.3    Assumption Certificate                              2
     1.4    Assumption Effective Date                           2
     1.5    Books and Records                                   2
     1.6    Closing                                             2
     1.7    Closing Date                                        2
     1.8    Coinsurance Agreement                               2
     1.9    Coinsurance Effective Date                          2
     1.10   Coinsured Contract                                  2
     1.11   Company Service Period                              3
     1.12   Contractholder                                      3
     1.13   Contracts                                           3
     1.14   Excluded Liabilities                                3
     1.15   Novation                                            3
     1.16   Producer                                            3
     1.17   Producer Agreement                                  4
     1.18   Producer Payments                                   4
     1.19   Reinsurance Agreements                              4
     1.20   Reinsurance Allowance                               4
     1.21   Required Assumption Approvals                       4
     1.22   Required Assumption Consents                        4
     1.23   Required Closing Date Approvals                     4
     1.24   Service Fees                                        5
     1.25   Service Notice                                      5
     1.26   Services Agreement                                  5
     1.27   Settlement Amount                                   5
     1.28   Statutory Reserves and Liabilities                  5
     1.29   Support Services                                    5
     1.30   Transition Date                                     5

ARTICLE II: Reinsurance                                         5
     2.1    Reinsurance of Transferred Contracts                5
     2.2    Entry into Services Agreement                       5
     2.3    Transfer of Books and Records                       6
     2.4    Regulatory Approvals                                6
     2.5    Assignment of Producer Agreements                   6
     2.6    Calculation and Payment of Reinsurance Allowance    6

       10.15.024
ARTICLE III:  Company Representations and Warranties            7
     3.1    Company's Corporate Existence and Authority         7
     3.2    Sufficiency of Statutory Reserves and Liabilities   7
     3.3    Contract Forms                                      8
     3.4    Accuracy of Books and Records                       8
     3.5    Premium Taxes                                       8
     3.6    Reinsurance Coverage                                8
     3.7    Validity of Producer Agreements                     8
     3.8    Compliance with Law                                 8
     3.9    Litigation Against Company                          8
     3.10   Company's Brokers                                   8
     3.11   Company Disclosure                                  9

ARTICLE IV:  Reinsurer Representations and Warranties           9
     4.1    Reinsurer's Corporate Existence and Authority       9
     4.2    Litigation Against Reinsurer                        9
     4.3    Reinsurer's Brokers                                10
     4.4    Reinsurer Disclosure                               10

ARTICLE V:  Covenants of the Parties                           10
     5.1    Maintenance of Business by the Company             10
     5.2    No Change in Reserving Contracts, Methods or
            Assumptions                                        10
     5.3    Reinsurance Coverage                               11
     5.4    Continued Access to Books and Records
            Retained by the Company                            11
     5.5    Notice of Actions Received by the Company          11
     5.6    Continued Access to Books and Records
            Transferred to the Reinsurer                       11
     5.7    Notice of Actions Received by the Reinsurer        12
     5.8    Unfair Practices                                   12
     5.9    Regulatory Filings and Approvals                   12
     5.10   HSR Act Filings                                    12
     5.11   Conduct Pending Closing                            13
     5.12   Further Assurances                                 13
     5.13   Use by the Reinsurer of the Company's
            Name, Logo or Service Marks                        13
     5.14   Communications with Contractholders                13
     5.15   Expenses                                           14

ARTICLE VI:  Conditions to Closing                             14
     6.1     Conditions to the Reinsurer's Obligations to
             Close                                             14
                  6.1.1 Receipt of All Required Closing Date
                        Approvals                              14
                  6.1.2 Truth of Representations and
                        Warranties of Company                  14
                  6.1.3 Performance of Covenants and
                        Obligations of Company                 14
                  6.1.4 Receipt of the Settlement Amount       14
                  6.1.5 Execution and Delivery of Agreements   15
                  6.1.6 Delivery of Listing of Contracts       15

       10.15.025
     6.2  Conditions to the Company's Obligations to Close     15
                 6.2.1 Receipt of All Required Closing Date
                       Approvals                               15
                 6.2.2 Truth of Representations and
                       Warranties of Reinsurer                 15
                 6.2.3 Performance of Covenants and
                       Obligations of Reinsurer                15

ARTICLE VII:  Survival of Representations and Warranties       15

ARTICLE VIII:  Arbitration                                     16
     8.1   Agreement to Arbitrate                              16
     8.2   Method                                              16

ARTICLE IX:  Indemnification                                   17
     9.1   Indemnification Under Reinsurance Agreements        17
     9.2   Indemnification Under this Agreement                17
     9.3   Notice of Claim                                     17
     9.4   Opportunity to Defend                               17
     9.5   Limitation on Indemnification                       18

ARTICLE X:  Termination                                        18
     10.1  Termination                                         18
     10.2  Effect of Termination                               19

ARTICLE XI:  Miscellaneous Provisions                          19
     11.1  Notice                                              19
     11.2  Entire Agreement                                    20
     11.3  Assignment                                          20
     11.4  Waivers and Amendments                              20
     11.5  No Third Party Beneficiaries                        20
     11.6  Public Announcements                                20
     11.7  Governing Law                                       21
     11.8  Counterparts                                        21
     11.9  Headings                                            21
     11.10 Severability                                        21

       10.15.026


                                 Schedule 1.2
                       ASSUMPTION REINSURANCE AGREEMENT

                                  (attached)





















































       10.15.027


                                 Schedule 1.8
                             COINSURANCE AGREEMENT

                                  (attached)





















































       10.15.028


                                 Schedule 1.13
                                   CONTRACTS


Contract No./Plan Code

EPB, EP5, EWP
HPB, HP5, HWP
IPB, IP5, IWP
KPB, KP5, KWP
NPB, NP5, NWP
PPB, PP5, PWP
RPB, RP5, RWP
SPB, SP5, SWP
TPB, TP5, TWP


Statutory reserve as of December 31, 1995 is $76,306,929.







































       10.15.029



                                 Schedule 1.26
                       ADMINISTRATIVE SERVICES AGREEMENT

                                  (attached)




















































       10.15.030


                                 Schedule 3.9
                    SCHEDULE OF LITIGATION AGAINST COMPANY


                                     None




















































       10.15.031




                                 Schedule 3.10
                         LISTING OF COMPANY'S BROKERS


                                     None


















































       10.15.032



                                 Schedule 4.1
                NEW ERA LIFE INSURANCE COMPANY JURISDICTIONS IN
                                WHICH LICENSED

          Alabama        Mississippi
          Arizona        New Mexico
          Colorado       North Carolina
          Delaware       Oklahoma
          Florida        South Carolina
          Georgia        South Dakota
          Indiana        Texas
          Louisiana      Utah

                        NEW ERA LIFE INSURANCE COMPANY
                                OF THE MIDWEST
                        JURISDICTIONS IN WHICH LICENSED

          Alaska         Louisiana
          California     Missouri
          Colorado       Ohio
          Florida        Oklahoma
          Illinois       Tennessee
          Indiana        Texas
          Kentucky       Wisconsin
































       10.15.033




                                 Schedule 4.3
                           LISTING OF REINSURER'S BROKERS



Martin Teller
Search Information Services
21044 Sherman Way, Suite 214
Canoga Park, California 91303